EXHIBIT 99.1

PRESS RELEASE

For Immediate Release
Contact: Ken F. Parsons, Sr. – Chairman / CEO
(360) 459-1100
(360) 459-0137 (Fax)

Venture Financial Group, Inc. Announces Cash Dividend

Olympia, Wash. January 19, 2007 - Venture Financial Group, Inc., parent company of Venture Bank, announced that on January 17, 2007, the Board of Directors declared a cash dividend of eight cents per share payable February 9, 2007 to all shareholders of record as of January 29, 2007. This is a 6.67% increase over the previous dividend. The dividend is the thirty-second consecutive quarterly dividend to be paid to shareholders.

Venture Bank, with 17 financial centers in four western Washington counties offers a full spectrum of financial services including commercial, construction, residential and consumer lending, deposit products, and other banking services. The bank also provides a broad range of investment services through its subsidiary Venture Wealth Management, Inc. Further information about the bank may be found on the Internet at www.venture-bank.com.